Exhibit 10.12

NATIONAL CINEMEDIA, INC.

2007 EQUITY INCENTIVE PLAN

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	8.5	Restricted Stock Units	15
	8.6	Termination of Service	16
	8.7	Stockholder Privileges	16
	8.8	Purchase of Restricted Stock	16

9.	PERFORMANCE AWARDS		16
	9.1	Grant of Performance Awards	16
	9.2	Value of Performance Shares or Units	16
	9.3	Achievement of Performance Goals	17
	9.4	Payment of Performance Awards	17
	9.5	Termination of Service	17
	9.6	Transferability	17

10.	OTHER STOCK-BASED AWARDS		17

11.	DIVIDEND EQUIVALENTS		17

12.	TAX WITHHOLDING		18

13.	PARACHUTE LIMITATIONS		18

14.	EFFECT OF CHANGES IN CAPITALIZATION		19
	14.1	Changes in Stock	19
	14.2	Change of Control	19
	14.3	Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs	20
	14.4	Adjustment	20
	14.5	No Limitations on the Company	20

15.	REQUIREMENTS OF LAW		20
	15.1	General	20
	15.2	Rule 16b-3	21

16.	GENERAL PROVISIONS		22
	16.1	Disclaimer of Rights	22
	16.2	Nontransferability of Awards	22
	16.3	Changes in Accounting or Tax Rules	22
	16.4	Nonexclusivity of the Plan	22
	16.5	Captions	22
	16.6	Other Award Agreement Provisions	23
	16.7	Other Employee Benefits	23
	16.8	Severability	23
	16.9	Governing Law	23
	16.10	Section 409A	23

17.	AMENDMENT, MODIFICATION AND TERMINATION		23
	17.1	Amendment, Modification, and Termination	23

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	17.2	Awards Previously Granted	23

18.	STOCKHOLDER APPROVAL; EFFECTIVE DATE OF PLAN		24

19.	DURATION		24

20.	EXECUTION		24

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NATIONAL CINEMEDIA, INC.

2007 EQUITY INCENTIVE PLAN

1.	ESTABLISHMENT AND PURPOSE

1.1 Establishment. National CineMedia, Inc., a Delaware corporation (the “Company”), hereby establishes the National CineMedia, Inc. 2007 Equity Incentive Plan (the “Plan”). The Plan permits the grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, and other stock-based and cash awards in accordance with the terms hereof.

1.2 Purpose. The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1 “Affiliate” means with respect to the Company, (i) any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including without limitation, any Subsidiary, (ii) any corporation or other entity controlling, controlled by, or under common control with the Company, including any member of an affiliated group of which the Company is a common parent corporation or subsidiary corporation (within the meaning of Section 424 of the Code), and (iii) National CineMedia, LLC.

2.2 “Award” means a grant under the Plan of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, or Other Stock-Based Award.

2.3 “Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to each Award. The Award Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of the Plan and any Award Agreement, the provisions of the Plan shall govern, except to the extent the Plan would be considered to provide an additional benefit as determined under Sections 409A and 424 of the Code.

2.4 “Benefit Arrangement” means as defined in Section 13.

2.5 “Board” or “Board of Directors” means the board of directors of National CineMedia, Inc.

2.6 “Business Combination” means as defined in Section 2.8.

2.7 “Cause” means, as determined by the Committee and unless otherwise provided in an employment, a consulting or other services agreement, if any, between the Service Provider and the Company or an Affiliate, (i) any willful breach of any material written policy of the Company or an Affiliate that results in material and demonstrable liability or loss to the Company or the Affiliate; (ii) engaging in any conduct involving moral turpitude that causes material and demonstrable injury, monetarily or otherwise, to the Company or an Affiliate, including, but not limited to, misappropriation or conversion of assets of the Company or an Affiliate (other than immaterial assets); (iii) a conviction of or entry of a plea of nolo contendere to a felony; or (iv) a material breach by the Service Provider of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate. No act or failure to act by the Service Provider shall be deemed “willful” if done, or omitted to be done, by him or her in good faith and with the reasonable belief that his or her action or omission was in the best interest of the Company or an Affiliate.

2.8 “Change of Control” means and shall be deemed to have occurred upon the occurrence of:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (x) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A) or (B) of paragraph (iv) below, or (E) any acquisition by a Founding Member; or

(ii) The acquisition by any Person, other than a Founding Member, of the right to (A) elect, or (B) nominate for election or (C) designate for nomination pursuant to a Director Designation Agreement dated [            ], 2007 among the Company and the Founding Members, a majority of the members of the Company’s Board;

(iii) The acquisition by any Person, other than the Company or a Founding Member, of beneficial ownership of more than 50% of the units of NCM LLC; or

(iv) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) (x) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; and (y) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”); provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board or was designated pursuant to a Director Designation Agreement dated [            ], 2007 among the Company and the Founding Members shall be considered as though such individual were a member of the Incumbent Board, at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination or (B) the Founding Members have acquired directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock or voting power of the then outstanding voting securities entitled to vote generally in the election of directors; or

(v) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

(vi) Approval by the members of NCM LLC of a complete liquidation or dissolution of NCM LLC.

2.9 “Code” means the Internal Revenue Code of 1986, as amended, and the regulations, interpretations, and administrative guidance issued thereunder.

2.10 “Committee” means the Compensation Committee of the Board or any committee designated by the Board to administer the Plan, or if no committee is appointed, the Board. The Compensation Committee or the Board may designate one or more subcommittees to (i) consist solely of persons who satisfy the applicable requirements of any stock exchange or national market system on which the shares of Stock may be listed, (ii) consist solely of persons who qualify as an “outside director” within the meaning of Section 162(m) of the Code, and (iii) consist solely of persons who qualify as a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.

2.11 “Company” means National CineMedia, Inc., a Delaware corporation.

2.12 “Corporate Event” means an event described in Section 14.1.

2.13 “Disabled” or “Disability” means, unless otherwise provided in an employment, a consulting or other services agreement, if any, between the Participant and the Company or an Affiliate, the Participant is unable to perform each of the essential duties of such Participant’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided that, the following shall apply:

(a) With respect to rules regarding expiration of an Incentive Stock Option following termination of the Participant’s Service, Disability has the meaning set forth in Section 22(e)(3) of the Code.

(b) With respect to any Award subject to Section 409A of the Code, the Participant is: (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, is receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Participant’s employer; or (iii) determined to be totally disabled by the Social Security Administration.

2.14 “Dividend Equivalents” means any right granted under Section 11.

2.15 “Effective Date” means the effective date of the Plan, [                    ], 2007, the date the Plan was approved by the Board.

2.16 “Employee” means any individual who is a common-law employee of the Company or an Affiliate determined in accordance with the Company’s standard personnel policies and practices.

2.17 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as it may be amended from time to time, or any successor act thereto.

2.18 “Exercise Price” means the price at which a share of Stock may be purchased pursuant to the exercise of an Option.

2.19 “Fair Market Value” means the value of a share of Stock as of a particular date, determined as follows: (a) the closing sale price reported for such share on the national securities exchange or national market system on which such stock is principally traded, or if no sale of shares is reported for such trading day, on the next preceding day on which a sale was reported, or (b) if the shares of Stock are not then listed on a national securities exchange or national market system, or the value of such shares is not otherwise determinable, such value as determined by the Committee in good faith in its sole discretion consistent with the requirements under Section 409A of the Code; notwithstanding the foregoing, the Fair Market Value of a share of Stock for purposes of Awards (other than NCM LLC Substitute Awards and other Substitute Awards) with a Grant Date as of the Company’s initial public offering shall be the price per share of Stock in such initial public offering, as determined by the Committee.

2.20 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant, a trust in which any one or more of these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (or the Participant) control the management of assets, and any other entity in which one or more of these persons (or the Participant) own more than fifty percent (50%) of the voting interests; provided, however, that to the extent required by applicable law, the term Family Member shall be limited to a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant or a trust or foundation for the exclusive benefit of any one or more of these persons.

2.21 “Founding Member” means as such term is defined in the Limited Liability Company Operating Agreement.

2.22 “Good Reason” means, unless otherwise provided in an employment, a consulting or other services agreement, if any, between the Service Provider and the Company or an Affiliate, (i) reduction in the Service Provider’s base salary, (ii) a diminution of the Service Provider’s title, office, position or authority, excluding for this purpose an action not taken in bad faith and which is remedied within twenty (20) days after receipt of written notice thereof given by the Service Provider, (iii) the assignment to the Service Provider of any duties inconsistent with the Service Provider’s position (including status or reporting requirements), authority, or material responsibilities, or the removal of the Participant’s authority or material responsibilities, excluding for this purpose an action not taken in bad faith and which is remedied by the Company within twenty (20) days after receipt of notice thereof given by the Service Provider, (iv) a transfer of the Service Provider’s primary workplace by more than fifty (50) miles from the current workplace, or (v) a material breach of any term of any employment, consulting or other services agreement, if any, between the Service Provider and the Company or an Affiliate by the Company which is not remedied within twenty (20) days after receipt of written notice thereof given by the Service Provider.

2.23 “Grant Date” means, as determined by the Committee, the latest to occur of (i) the date on which the Committee approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 5, or (iii) such other date as may be specified by the Committee in the Award Agreement.

2.24 “Grant Price” means the per share exercise price of a Stock Appreciation Right granted to a Participant under Section 7.

2.25 “Incentive Stock Option” means an Option to purchase shares of Stock designated as an Incentive Stock Option that is intended to meet the requirements of Section 422 of the Code.

2.26 “Incumbent Board” means as defined in Section 2.8.

2.27 “Limited Liability Company Operating Agreement” means the Third Amended and Restated Limited Liability Company Operating Agreement of National CineMedia, LLC, dated as of [                    ], 2007, by and among the members of National CineMedia LLC, as it may be amended, modified or replaced from time to time.

2.28 “Minimum Statutory Withholding” means as defined in Section 12.

2.29 “National CineMedia, LLC” means National CineMedia, LLC, a Delaware limited liability company.

2.30 “NCM LLC Substitute Awards” means Awards granted in substitution for outstanding unit options and restricted units granted to employees of National CineMedia, LLC, in connection with its reorganization and related transactions pursuant to the initial public offering of the Company. The terms and conditions of NCM LLC Substitute Awards shall comply with the requirements for substitutions of awards made in connection with a corporate transaction or certain other adjustments that are not treated as modifications under Regulation § 1.424-1 and Section 409A of the Code, as applicable.

2.31 “Non-Qualified Stock Option” means any Option other than an Incentive Stock Option.

2.32 “Option” means an option to purchase one or more shares of Stock at a stated or formula price for a specified period of time. An Option granted under the Plan shall be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.33 “Other Agreement” means as defined in Section 13.

2.34 “Other Stock-Based Award” means an equity-based Award that is granted to a Participant under Section 10.

2.35 “Outstanding Company Common Stock” means as defined in Section 2.8.

2.36 “Outstanding Company Voting Securities” means as defined in Section 2.8.

2.37 “Parachute Payment” means as defined in Section 13.

2.38 “Participant” means any eligible individual as defined in Section 5 who is granted an Award under the Plan.

2.39 “Performance Award” means an Award made subject to the achievement of performance goals granted under Section 9, denominated in shares of Stock (“Performance Shares”) or units (“Performance Units”), the value of which at the time it is payable is determined based upon the extent to which the corresponding performance goals have been achieved.

2.40 “Performance Period” means the period of time during which the performance goals must be achieved in order to determine the degree of vesting or payout with respect to an Award, not to exceed ten (10) years. Performance Periods may be overlapping.

2.41 “Person” means as defined in Section 2.8.

2.42 “Plan” means this National CineMedia, Inc. 2007 Equity Incentive Plan, as amended from time to time.

2.43 “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock.

2.44 “Restricted Stock” means an Award of shares of Stock granted under Section 8.

2.45 “Restricted Stock Unit” or “RSU” means a bookkeeping entry representing the equivalent of shares of Stock granted under Section 8.

2.46 “Restriction Period” means the period during which Restricted Stock and Restricted Stock Units are subject to a substantial risk of forfeiture (based upon the passage of time, the achievement of performance goals or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Sections 8.3 and 8.4.

2.47 “Securities Act” means the U.S. Securities Act of 1933, as it may be amended from time to time, or any successor act thereto.

2.48 “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Participant’s change in position or duties shall not result in interrupted or terminated Service, so long as such Participant continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, which determination shall be final, binding and conclusive.

2.49 “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

2.50 “Stock” or “Common Stock” means a share of National CineMedia, Inc., common stock, $0.01 par value per share.

2.51 “Stock Appreciation Right” or “SAR” means an Award granted under Section 7.

2.52 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.53 “Substitute Awards” means Awards (excluding NCM LLC Substitute Awards) granted in substitution for, or in assumption of, outstanding awards previously granted by an entity acquired by the Company or a Subsidiary or an Affiliate or with which the Company or Subsidiary or Affiliate combines. The terms and conditions of any Substituted Awards shall comply with the requirements for substitutions or assumptions of awards made in connection with a corporate transaction or certain other adjustments that are not treated as modifications under Regulation § 1.424-1 and Section 409A of the Code, as applicable.

3.	PLAN ADMINISTRATION

3.1 General. The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and applicable law. The Board shall have the power and authority to delegate its responsibilities hereunder to the Committee, which shall have full power and authority to act in accordance with its charter, and with respect to the authority of the Board to act hereunder, all references to the Board shall be deemed to include a reference to the Committee, to the extent such power or responsibilities have been delegated. Except as otherwise may be required by applicable law, regulatory requirement or the certificate of incorporation or the bylaws of the Company, the Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2 Authority of the Committee. The Board from time to time may delegate to one or more Committees such powers and authorities related to the administration and implementation of the Plan, as set forth in this Section 3 and in other applicable provisions, as the Board shall determine. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board or an executive officer of the Company. Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority, including but not limited to:

(a) designate Participants;

(b) determine the type or types of Awards to be made to a Participant;

(c) determine the number of shares of Stock to be subject to an Award;

(d) establish the terms and conditions of each Award (including, but not limited to, the Exercise Price of any Option, the Grant Price of any Stock Appreciation Right, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(e) prescribe the form of each Award Agreement; and

(f) amend, modify, or supplement the terms of any outstanding Award including the authority to modify Awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or Stock Appreciation Right that (i) causes the Option or Stock Appreciation Right to become subject to Section 409A of the Code, (ii) reduces the Exercise Price or Grant Price, either by lowering the Exercise Price or Grant Price or by canceling the outstanding Option or Stock Appreciation Right and granting a replacement Option or Stock Appreciation Right with a lower Exercise Price or Grant Price, or (iii) would be treated as a repricing under the rules of the exchange upon which shares of Stock of the Company trade, without, with respect to item (i), the Participant’s written prior approval, and with respect to items (ii) and (iii), without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and Stock Appreciation Rights pursuant to Section 14.

As a condition to any Award, the Committee shall have the right, at its discretion, to require Participants to return to the Company Awards previously granted under the Plan. The Committee shall have the right, in its discretion, to make Substitute Awards. Subject to the terms and conditions of the Plan, any such subsequent Award shall be upon such terms and conditions as are specified by the Committee at the time the new Award is granted. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant on account of actions taken by the Participant in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Participant. Furthermore, the Company may annul an Award if the Participant is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

3.3 Deferral Arrangement. The Committee may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish in accordance with Section 409A of the Code, which may include provisions for the payment or crediting of interest or Dividend Equivalents, including converting such credits into deferred Stock units.

3.4 No Liability. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or any Award Agreement.

3.5 Book Entry. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

4.	STOCK SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 14, the maximum number of shares of Stock available for issuance under the Plan shall be [2,650,000] shares (including NCM LLC Substitute Awards). Subject to adjustment as provided in Section 14, [500,000] shares of Stock available for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options. Such maximum numbers may be increased from time to time by approval of the Board and by the stockholders of the Company if, in the opinion of counsel for the Company, stockholder approval is required. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company.

4.2 Individual Award Limits. Subject to adjustment as provided in Section 14, the maximum number of shares of Stock that may be covered by an Award granted under the Plan (other than NCM LLC Substitute Awards and other Substitute Awards) to a single Participant in any calendar year shall not exceed [500,000] shares. The maximum dollar amount that may be awarded (other than NCM LLC Substitute Awards and other Substitute Awards) to a single Participant in any calendar year shall not exceed $[5,000,000].

4.3 Share Counting. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of Substitute Awards or tandem Awards) and make adjustments in accordance with Section 14. If the Exercise Price of any Option granted under the Plan, or if pursuant to Section 12 the tax withholding obligation of any Participant with respect to an Option or other Award, is satisfied by tendering shares of Stock to the Company (either by actual deliver or by attestation) or by withholding shares of Stock, the number of shares of Stock issued net of the shares of Stock tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. To the extent that an Award under the Plan is canceled, expired, forfeited, settled in cash, settled by issuance of fewer shares than the number underlying the Award, or otherwise terminated without delivery of shares to the Participant, the shares of Stock retained or returned to the Company will be available under the Plan; and shares that are withheld from such an Award or separately surrendered by the Participant in payment of the Exercise Price or taxes relating to such an Award shall be deemed to constitute shares of Stock not delivered to the Participant and will be available under the Plan. The counting procedures described above in this Section 4.3 shall apply with respect to NCM LLC Substitute Awards. With respect to other Substitute Awards, shares of Stock withheld or delivered to pay tax withholding obligations and shares covered by a Substitute Award that is canceled, expired, forfeited, settled in cash, or otherwise settled by issuance of fewer shares shall not be added back to shares available for issuance under the Plan.

4.4 Substitute Awards. In the case of other Substitute Awards (excluding NCM LLC Substitute Awards), the shares of Stock subject to the Substitute Award shall not be counted against the number of shares reserved under the Plan.

5.	ELIGIBILITY AND PARTICIPATION

Individuals eligible to participate in this Plan include all Service Providers of the Company, or any Affiliate; provided, however, to the extent required under Section 409A of the Code, an Affiliate of the Company shall include only an entity in which the Company possesses at least twenty percent (20%) of the total combined voting power of the entity’s outstanding voting securities or such other threshold ownership percentage permitted under Section 409A of the Code. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted. An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.	STOCK OPTIONS

6.1 Grant of Options. Subject to the provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, it its sole discretion; provided that Incentive Stock Options may be granted only to eligible Employees of the Company or of any parent corporation or subsidiary corporation (as permitted by Section 422 of the Code).

6.2 Award Agreement. Each Option granted under the Plan shall be evidenced by an Award Agreement that shall specify the Exercise Price, the number of shares of Stock covered by the Option, the maximum duration of the Option, the conditions upon which an Option shall become vested and exercisable and such other provisions as the Committee shall determine, consistent with the terms of the Plan. The Award Agreement shall specify whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option.

(a) Exercise Price. The Exercise Price for each Option shall be as determined by the Committee and shall be specified in the Award Agreement. The Exercise Price shall be: (i) not less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the Grant Date, (ii) set at a premium to the Fair Market Value of a share of Stock on the Grant Date, or (iii) indexed to the Fair Market Value of a share of Stock on the Grant Date, with the index determined by the Committee, in its discretion; provided, however, with respect to NCM LLC Substitute Awards and other Substitute Awards, the Exercise Price is not required to be at least equal to the Fair Market Value on the Grant Date. In no case shall the Exercise Price of any Option be less than the par value of a share of Stock.

(b) Number of Shares. Each Award Agreement shall state that it covers a specified number of shares of Stock, as determined by the Committee.

(c) Term. Each Option shall terminate as set forth in the Award Agreement and all rights to purchase shares of Stock shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary of the Grant Date, except as may be required with respect to NCM LLC Substitute Awards or other Substitute Awards.

(d) Restrictions on Exercise. The Award Agreement shall set forth any installment or other restrictions on exercise of the Option during the term of the Option. Each Option shall become exercisable and shall vest over such period of time, or upon such events, as determined by the Committee.

6.3 Exercise of Option.

(a) Manner of Exercise. An Option granted hereunder shall be exercised, in whole or in part, by providing written or electronic notice, on a form provided by the Company, to the Committee (or an officer designated by the Committee), specifying the number of shares of Stock to be purchased and accompanied by full payment of the Exercise Price for the shares and satisfaction of any tax withholding requirements.

(b) Payment. A condition to the issuance or other delivery of shares of Stock as to which an Option shall be exercised shall be the payment of the Exercise Price and satisfaction of any tax withholding requirements. The Exercise Price of an Option shall be payable to the Company in full, in any method permitted under the Award Agreement, including: (i) in cash or in cash equivalents acceptable to the Company; (ii) by tendering (either by actual delivery or by attestation) unrestricted shares of Stock already owned by the Participant (for at least six (6) months or such other period as may be required by the Committee) on the date of surrender to the extent the shares of Stock have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the shares as to which such Option shall be exercised, provided that, in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares of Stock may be authorized only at the time of grant, (iii) any other method approved or accepted by the Committee in its sole discretion, including, but not limited to a cashless (broker-assisted) exercise, or (iv) any combination of the foregoing. Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

(c) Delivery of Shares. Promptly after the exercise of an Option by a Participant and the payment in full of the Exercise Price, such Participant shall be entitled to the issuance of certificates evidencing such Participant’s ownership of the shares of Stock purchased upon exercise of the Option. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of certificates through the use of book-entry.

6.4 Termination of Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

6.5 Limitations on Incentive Stock Options.

(a) Initial Exercise. The aggregate Fair Market Value of the shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year, under the Plan or otherwise, shall not exceed $100,000. For this purpose, the Fair Market Value of the shares of Stock shall be determined as of the Grant Date and each Incentive Stock Option shall be taken into account in the order granted.

(b) Ten Percent Stockholders. An Incentive Stock Option granted to a Participant who is the holder of record of more than ten percent (10%) of the combined voting power of all classes of stock of the Company shall have an Exercise Price at least equal to one hundred and ten percent (110%) of the Fair Market Value of a share of Stock on the Grant Date of the Option and the term of the Option shall not exceed five (5) years.

(c) Notification of Disqualifying Disposition. If any Participant shall make any disposition of shares of Stock acquired pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), the Participant shall notify the Company of such disposition within ten (10) days thereof.

6.6 Transferability. Except as provided in Section 6.7, during the lifetime of a Participant, only the Participant (or, in the event of legal incapacity or incompetency, the Participant’s guardian or legal representative) may exercise an Option. Except as provided in Section 6.7, no Option shall be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution.

6.7 Family Transfers. If authorized in the applicable Award Agreement, a Participant may transfer, not for value, all or part of an Option to any Family Member. For the purpose of this Section 6.7, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) unless applicable law does not permit such transfers, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Participant) in exchange for an interest in that entity. Following a transfer under this Section 6.7, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Participant in accordance with this Section 6.7 or by will or the laws of descent and distribution. The events of termination of Service under an Option shall continue to be applied with respect to the original Participant, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in the applicable Award Agreement.

6.8 Rights of Holders of Options. Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the shares of Stock) until the shares of Stock covered thereby are fully paid and issued to such individual. Except as provided in Section 14 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

7.	STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights. Subject to the provisions of this Plan, Stock Appreciation Rights may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant freestanding Stock Appreciation Rights, Stock Appreciation Rights that are granted in tandem with an Option, or any combination thereof.

7.2 Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the Grant Price, the number of shares of Stock covered by the Stock Appreciation Right, the maximum duration of the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable and such other provisions as the Committee shall determine, consistent with the terms of the Plan.

(a) Grant Price. The Grant Price for each Stock Appreciation Right shall be determined by the Committee and shall be specified in the Award Agreement. Other than with respect to Substitute Awards, the Grant Price shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the Grant Date of the Stock Appreciation Right.

(b) Number of Shares. Each Award Agreement shall state that it covers a specified number of shares of Stock, as determined by the Committee.

(c) Term. Each Stock Appreciation Right shall terminate and all rights with respect to the Stock Appreciation Right shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Stock Appreciation Rights shall be exercisable later than the tenth (10th) anniversary of the Grant Date.

(d) Restrictions on Exercise. The Award Agreement shall set forth any installment or other restrictions on exercise of the Stock Appreciation Right during its term. Each Stock Appreciation Right shall become exercisable and shall vest over such period of time, or upon such events, as determined by the Committee (including based on achievement of performance goals or future service requirements).

7.3 Exercise of Stock Appreciation Right. A Participant desiring to exercise a Stock Appreciation Right shall give written or electronic notice, on a form provided by the Company, of such exercise to the Company with the information the Company deems reasonably necessary to exercise the Stock Appreciation Right. If a Stock Appreciation Right is issued in tandem with an Option, except as may otherwise be provided by the Committee, the Stock Appreciation Right shall be exercisable during the period that its related Option is exercisable. Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a share of Stock on the date of exercise over the Grant Price; by

(b) The number of shares of Stock with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Committee, the payment upon exercise may be in cash, shares of Stock or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination as to the form of settlement shall be set forth in the Award Agreement.

7.4 Effect of Exercise. If a Stock Appreciation Right is issued in tandem with an Option, the exercise of the Stock Appreciation Right or the related Option will result in an equal reduction in the number of corresponding shares of Stock subject to the Option or Stock Appreciation Right that were granted in tandem with such Stock Appreciation Right and Option.

7.5 Termination of Service. Upon the termination of Service of a Participant, any Stock Appreciation Rights then held by such Participant shall be exercisable within the time periods, and upon the same conditions with respect to the reasons for termination of Service, as are specified in Section 6.4 with respect to Options.

7.6 Transferability. A Stock Appreciation Right shall only be transferable upon the same terms and conditions with respect to transferability, as are specified in Sections 6.6 and 6.7 with respect to Options.

8.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the provisions of this Plan, the Committee at any time and from time to time, may grant shares of Restricted Stock or Restricted Stock Units to Participants in such amounts as the Committee shall determine.

8.2 Award Agreement. Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Restriction Period, the number of shares of Restricted Stock or the number of Restricted Stock Units granted and such other provisions as the Committee shall determine.

8.3 Restrictions on Transfer. Except as provided in this Plan or an Award Agreement, the shares of Restricted Stock and Restricted Stock Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the Restriction Period established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction or any other conditions, as specified by the Committee, in its sole discretion. All rights with respect to the Restricted Stock or Restricted Stock Units granted to a Participant shall be available during his or her lifetime only to such Participant, except as otherwise provided in an Award Agreement or at any time by the Committee.

8.4 Forfeiture; Other Restrictions. The Committee shall impose such other conditions and restrictions on any shares of Restricted Stock or Restricted Stock Units as it may deem advisable including a requirement that the Participant pay a specified amount to purchase each share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions or restrictions under applicable laws or under the requirements of any stock exchange or market upon which shares of Stock are then listed or traded, or holding requirements or sale restrictions placed on the shares of Stock by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

8.5 Restricted Stock Units. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement. Restricted Stock Units may be settled in cash or Stock, as determined by the Committee and set forth in the Award Agreement.

8.6 Termination of Service. Unless otherwise provided by the Committee in the applicable Award Agreement, upon the termination of a Participant’s Service with the Company or an Affiliate, any shares of Restricted Stock or Restricted Stock Units held by such Participant that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, and the Participant shall have no further rights with respect to such Awards, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to Restricted Stock or Restricted Stock Units.

8.7 Stockholder Privileges. Unless otherwise determined by the Committee and set forth in the Award Agreement:

(a) A Participant holding shares of Restricted Stock shall have voting rights with respect to the shares during the Restriction Period. The Committee may provide in an Award Agreement that the Participant shall be entitled to receive Dividend Equivalents during the Restriction Period in accordance with Section 11.

(b) A Participant holding Restricted Stock Units shall have no rights of a stockholder of the Company with respect to the Restricted Stock Units. The Committee may provide in an Award Agreement that the holder of such Restricted Stock Units shall be entitled to receive Dividend Equivalents in accordance with Section 11.

8.8 Purchase of Restricted Stock. The Participant shall be required, to the extent required by applicable law, to purchase the shares of Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement. The Purchase Price shall be payable in cash or in cash equivalents acceptable to the Company. In addition, to the extent the Award Agreement so provides, payment of the Purchase Price may be made in any other form that is consistent with applicable laws, regulations and rules, or, in the discretion of the Committee, in consideration for past Services rendered to the Company or an Affiliate. Upon the expiration or termination of the Restriction Period and the satisfaction of any other conditions prescribed by the Committee, having properly paid the Purchase Price, the restrictions applicable to Restricted Stock shall lapse, and, unless otherwise provided in the Award Agreement, a certificate for such shares of Stock shall be delivered, free of all such restrictions, to the Participant or the Participant’s beneficiary or estate, as the case may be.

9.	PERFORMANCE AWARDS

9.1 Grant of Performance Awards. Subject to the provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Shares or Performance Units to Participants in such amounts and upon such terms as the Committee shall determine.

9.2 Value of Performance Shares or Units. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending upon the extent to which the performance goals are achieved, will determine the number or value of Performance Shares or Performance Units that will be paid to the Participant.

9.3 Achievement of Performance Goals. Subject to the provisions of this Plan, after the applicable Performance Period has been completed, the Committee shall determine the number of Performance Shares or value of Performance Units the Participant has earned over the Performance Period based upon the extent to which the performance goals have been achieved.

9.4 Payment of Performance Awards. The time and form of payment of Performance Awards earned by the Participant shall be as determined by the Committee and as set forth in the Award Agreement. Any payment of shares of Stock may be granted subject to any restrictions deemed appropriate by the Committee. The Committee may provide in an Award Agreement for the payment of Dividend Equivalents in accordance with Section 11.

9.5 Termination of Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Shares or Performance Units following termination of Service. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Awards of Performance Shares or Performance Units and may reflect distinctions based upon the reason for termination.

9.6 Transferability. Except as otherwise provided in an Award Agreement, Performance Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by the laws of descent and distribution.

10.	OTHER STOCK-BASED AWARDS

From time to time during the duration of this Plan, the Committee may, in its sole discretion, adopt one or more incentive compensation arrangements for Participants pursuant to which the Participants may acquire shares of Stock under the Plan, whether by purchase, outright grant, or otherwise. Any such arrangements shall be subject to the general provisions of this Plan and all shares of Stock issued pursuant to such arrangements shall be issued under this Plan.

11.	DIVIDEND EQUIVALENTS

Subject to the terms of the Plan and any applicable Award Agreement, a Participant shall, if so determined by the Committee, be entitled to receive, currently, or on a deferred basis, dividends or Dividend Equivalents, with respect to the shares of Stock covered by the Award. The Committee may provide that any dividends paid on shares of Stock subject to an Award must be reinvested in additional shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to the Award. Notwithstanding the award of Dividend Equivalents or dividends, a Participant shall not be entitled to receive a special or extraordinary dividend or distribution unless the Committee shall have expressly authorized such receipt. All distributions, if any, received by a Participant with respect to an Award as a result of any split, Stock dividend, combination of shares of Stock, or other similar transaction shall be subject to the restrictions applicable to the original Award. Notwithstanding the foregoing, with respect to Restricted Stock granted as NCM LLC Substitute Awards and Restricted Stock granted to directors immediately upon completion of the Company’s initial public offering during the Restriction Period, such Participants shall be entitled to receive regular cash dividends declared and paid with respect to the shares of Restricted Stock.

12.	TAX WITHHOLDING

The Company or any Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Participant any federal, state, or local taxes, domestic or foreign, of any kind required by law with respect to the vesting of or other lapse of restrictions applicable to Awards or upon the issuance of any shares of Stock or payment of any kind upon the exercise of any Options or Stock Appreciation Rights. At the time of such vesting, lapse, payment, or exercise, the Participant shall pay to the Company or Affiliate, as the case may be, any amount that the Company or Affiliate may reasonably determine to be necessary to satisfy such withholding obligation.

Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Participant may elect to have shares of Stock withheld or to deliver shares to satisfy the minimum statutory withholding rates for federal, state and local income taxes and employment taxes that are applicable to supplemental taxable income (“Minimum Statutory Withholding”) obligations. The Participant may elect to satisfy Minimum Statutory Withholding obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Participant or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Participant (for any minimum period required by the Committee). The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value not in excess of such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Committee as of the date that the amount of tax to be withheld is to be determined. A Participant who has made an election pursuant to this Section 12 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

13.	PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Company or any Affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this Section 13 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant (a “Benefit Arrangement”), if the Participant is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Awards held by that Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (ii) of the preceding sentence, then the Committee shall have the right, in its sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements to be reduced or eliminated so as to avoid having the payment or benefit to the Participant under this Plan be deemed to be a Parachute Payment.

14.	EFFECT OF CHANGES IN CAPITALIZATION

14.1 Changes in Stock. The number of shares of Stock for which Awards may be made under the Plan shall be proportionately increased or decreased for any increase or decrease in the number of shares of Stock on account of any recapitalization, reclassification, split, reverse split, combination, exchange, dividend or other distribution payable in shares of Stock, or for any other increase or decrease in such shares of Stock effected without receipt of consideration by the Company occurring after the Effective Date (any such event hereafter referred to as a “Corporate Event”). In addition, subject to the exception set forth in the second sentence of Section 14.4, the number and kind of shares for which Awards are outstanding shall be proportionately increased or decreased for any increase or decrease in the number of shares of Stock on account of any Corporate Event. Any such adjustment in outstanding Options or Stock Appreciation Rights shall not increase the aggregate Exercise Price or Grant Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or Stock Appreciation Right, as applicable, and the adjustment shall comply with the requirements under Section 409A of the Code. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary cash dividend but excluding a non-extraordinary dividend payable in cash or in stock of the Company) without receipt of consideration by the Company, the Company shall proportionately adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the Exercise Price per share of outstanding Options and the Grant Price of outstanding Stock Appreciation Rights to reflect such distribution. Notwithstanding the foregoing, upon the occurrence of any event or transaction contemplated in this Section 14.1, any changes contemplated herein shall be modified to the minimum extent necessary, in the sole discretion of the Committee, to avoid any tax that may otherwise become due under Section 409A of the Code.

14.2 Change of Control. Subject to the exception set forth in the second sentence of Section 14.4, if, within three months prior to or one year after the consummation of a Change of Control, a Participant’s Service is terminated by either the Company, an Affiliate or a successor in interest to the Company or an Affiliate without Cause or by the Participant for Good Reason, then all of the Participant’s Options and Stock Appreciation Rights outstanding hereunder shall become immediately exercisable and all outstanding other Awards shall be deemed to have vested, with all restrictions and conditions applicable to such Awards deemed lapsed.

Provision may be made in writing in connection with a Change of Control for the assumption or continuation of the Awards theretofore granted, or for the substitution for such Awards for new options, restricted stock or other equity awards relating to the stock or units of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares or units (disregarding any consideration that is not common stock) and option prices, in which event the Awards theretofore granted shall continue in the manner and under the terms so provided.

14.3 Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs. Subject to the exception set forth in the second sentence of Section 14.4, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities and in which no Change of Control occurs, any Award theretofore made pursuant to the Plan shall pertain to and apply solely to the securities to which a holder of the number of securities subject to such Award would have been entitled immediately following such reorganization, merger, or consolidation, and, in the case of Options and Stock Appreciation Rights, with a corresponding proportionate adjustment of the Exercise Price or Grant Price per share so that the aggregate Exercise Price or Grant Price thereafter shall be the same as the aggregate Exercise Price or Grant Price of the shares of Stock remaining subject to the Option or Stock Appreciation Right immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing any other Award, any restrictions applicable to such Award shall apply as well to any replacement shares of Stock received by the Participant as a result of the reorganization, merger or consolidation. Notwithstanding the foregoing, upon the occurrence of any event or transaction contemplated in this Section 14.3, any changes contemplated herein shall be modified to the minimum extent necessary, in the sole discretion of the Committee, to avoid any tax that may otherwise become due under Section 409A of the Code.

14.4 Adjustment. Adjustments under Section 14 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. The Committee may provide in the Award Agreements at the time of Award, or any time thereafter with the consent of the Participant, for different provisions to apply to an Award in place of those described in Sections 14.1, 14.2 and 14.3. Notwithstanding the foregoing, any different provisions or changes to provisions contemplated herein shall be modified to the minimum extent necessary, in the sole discretion of the Committee, to avoid any tax that may otherwise become due under Section 409A of the Code.

14.5 No Limitations on the Company. The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

15.	REQUIREMENTS OF LAW

15.1 General. The Company shall not be required to issue or sell any shares of Stock under any Award if the issuance or sale of such shares would constitute a violation by the Participant, any other individual exercising an Option or Stock Appreciation Right, or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares of Stock hereunder, no shares of Stock may be issued or sold to the Participant or any other individual exercising an Option or Stock Appreciation Right pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to issue or sell such shares of Stock unless the Committee has received evidence satisfactory to it that the Participant or any other individual exercising an Option may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance or sale of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

15.2 Rule 16b-3. During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

16.	GENERAL PROVISIONS

16.1 Disclaimer of Rights. No provision in the Plan, in any Award or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

16.2 Nontransferability of Awards. Except as provided in Sections 6.6 and 7.6 or otherwise at the time of grant or thereafter, no right or interest of any Participant in an Award granted pursuant to the Plan, shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant’s death, a Participant’s rights and interests in Awards shall only be transferable by will or the laws of descent and distribution to the extent provided under this Plan, and payment of any amounts due thereunder shall be made to, and exercise of any Option or Stock Appreciation Right may be made by, the Participant’s legal representatives, heirs or legatees. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is unable to care for his or her affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person’s guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

16.3 Changes in Accounting or Tax Rules. Except as provided otherwise at the time an Award is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to any Award shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Options, Stock Appreciation Rights and other outstanding Awards as to which the applicable services or other restrictions have not been satisfied.

16.4 Nonexclusivity of the Plan. The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Committee in its discretion determines desirable.

16.5 Captions. The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

16.6 Other Award Agreement Provisions. Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

16.7 Other Employee Benefits. The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or Stock Appreciation Right, the sale of Shares received upon such exercise, the vesting of any Restricted Stock, receipt of Performance Shares, distributions with respect to Restricted Stock Units or Performance Units, or Other Stock-Based Awards shall not constitute “earnings” or “compensation” with respect to which any other employee benefits of such employee as determined, including without limitation, benefits under any pension, profit sharing, 401(k), life insurance or salary continuation plan.

16.8 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

16.9 Governing Law. The validity and construction of this Plan and the Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the Award Agreements to the substantive laws of any other jurisdiction.

16.10 Section 409A. Notwithstanding anything in this Plan to the contrary, the Plan and Awards made under the Plan are intended to comply with the requirements imposed by Section 409A of the Code. If any Plan provision or Award under the Plan would result in the imposition of an additional tax under Section 409A of the Code, the Company and the Participant intend that the Plan provision or Award will be reformed to avoid imposition, to the extent possible, of the applicable tax and no action taken to comply with Section 409A of the Code shall be deemed to adversely affect the Participant’s rights to an Award. The Participant further agrees that the Committee, in the exercise of its sole discretion and without the consent of the Participant, may amend or modify an Award in any manner and delay the payment of any amounts payable pursuant to an Award to the minimum extent necessary to meet the requirements of Section 409A of the Code as the Committee deems appropriate or desirable.

17.	AMENDMENT, MODIFICATION AND TERMINATION

17.1 Amendment, Modification, and Termination. Subject to Sections 3.2, 16.11 and 17.2, the Board may at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the stockholders of the Company if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable.

17.2 Awards Previously Granted. Except as otherwise may be required under Section 16.11, notwithstanding Section 17.1 to the contrary, no amendment, modification or termination of the Plan or Award Agreement shall adversely affect in any material way any previously granted Award, without the written consent of the Participant holding such Award.

18.	STOCKHOLDER APPROVAL; EFFECTIVE DATE OF PLAN

The Plan shall be effective as of the Effective Date. Any Option that is designated as an Incentive Stock Option shall be a Nonqualified Stock Option if the Plan is not approved by the stockholders of the Company within twelve (12) months after the Effective Date of the Plan.

19.	DURATION

Unless sooner terminated by the Board, this Plan shall terminate automatically 10 years from the Effective Date. After the Plan is terminated, no Awards may be granted. Awards outstanding at the time the Plan is terminated shall remain outstanding in accordance with the terms and conditions of the Plan and the Award Agreement.

20.	EXECUTION

To record adoption of the Plan by the Board as of                     , 2007, the Company has caused its authorized officer to execute the Plan.

NATIONAL CINEMEDIA, INC.

By:
Kurt C. Hall
President and Chief Executive Officer

Date: